Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No. ___) on Form S-8 of our report dated March 21, 2011, relating to our audits of the consolidated financial statements of 22nd Century Limited, LLC as of December 31, 2010 and 2009, which appear in the 8-K/A filed on March 23, 2011.

/s/ Freed Maxick & Battaglia CPAs, PC

Buffalo, New York
March 29, 2011